CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our report dated December 20, 2007 of Dreyfus Premier International Funds, Inc. (comprising, respectively, Dreyfus Premier Greater China Fund and Dreyfus Premier International Growth Fund) which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Premier International Funds, Inc.

Ernst + Young LLP

ERNST & YOUNG LLP

New York, New York
February 28, 2008